                                                                    Exhibit 99.1

NEWS RELEASE
--------------------------------------------------------------------------------
                                                     CONTACT:     Tom Armstrong
                                                                  Kevin McDermed
                                                                  913 367 2121
                                                                  OTCBB:AHNC.OB

                     ATCHISON CASTING CORPORATION ANNOUNCES
                       4TH QUARTER AND FISCAL 2002 RESULTS

     Atchison, Kansas - October 17, 2002 - Atchison Casting Corporation
(OTCBB:AHNC.OB) today announced results for the quarter and fiscal year ended
June 30, 2002.

     Fourth quarter net sales decreased 16.3% to $88.9 million from $106.2 million in the comparable period last year. The net loss for the quarter was
$18.6 million, or $2.41 per share, compared to a net loss in the fourth quarter of fiscal 2001 of $28.0 million, or $3.64 per share. During the fourth quarter of fiscal 2002, Atchison recorded impairment and restructuring charges of $9.2 million, consisting of a $5.2 million fixed asset impairment charge relating to the Company's downsizing of La Grange Foundry and approximately $4.0 million in charges relating to the liquidation of Fonderie d'Autun, the Company's subsidiary in France. Included in the prior year fourth quarter results were asset impairment charges of $18.1 million relating to the Company's closure of
Empire Steel and sale of Jahn Foundry and Los Angeles Die Casting. Excluding these items, the net loss for the fourth quarter of fiscal 2002 was $9.4 million, or $1.22 per share, compared to a net loss of $9.8 million, or $1.28 per share, for the fourth quarter of fiscal 2001.

     Fiscal 2002 net sales were $388.2 million compared to $428.2 million in fiscal 2001. The net loss for fiscal 2002 was $28.1 million, or $3.64 per share, compared to a net loss of $37.0 million, or $4.81 per share, for fiscal 2001. A recent stimulus bill signed into law enabled the Company to carry its operating losses back an additional three years. As a result of this change in law, the
Company recorded an income tax benefit of approximately $7.1 million in the third quarter of fiscal 2002. Excluding the items mentioned above and the $7.1 million income tax benefit, the net loss for fiscal 2002 was approximately $26.0 million, or $3.37 per share, compared to a net loss of $18.8 million, or $2.45 per share, for fiscal 2001.

     As previously announced, on April 9, 2002 the Company's subsidiary,
Fonderie d' Autun, filed a voluntary petition for reorganization with the local court in Chalons, France. After failing to sell Autun, the court appointed administrator recommended to the court that Autun be liquidated. On September
19, 2002, the court appointed a liquidator to begin the liquidation of Autun.
During the fourth quarter of fiscal 2002, the Company recorded a charge of
$567,000 to write off its remaining net investment in Autun and a charge of $3.5 million relating to the Company's guarantee of Autun's obligations under certain lease agreements.

                          ATCHISON CASTING CORPORATION
     400 SOUTH FOURTH STREET o P.O. BOX 188o ATCHISON, KANSAS 66002-0188 o
                       (913)367-2121 o FAX (913)367-2155

     "Fiscal 2002 was another difficult year for Atchison. We've now had three years of a weak industrial economy, which has also been impacted by several outside factors, including the events of September 11, 2001, corporate accounting issues at numerous companies, declining capital markets and a general tightening of credit by lenders," said Mr. Tom Armstrong, CEO. "The U.S. dollar and the British pound sterling have remained high during the past several years.
Only recently have we seen some softening against other major currencies. This not only affects the competitive position of our products, but also of our domestic customers' products," continued Mr. Armstrong.

     "We are taking a number of actions to improve our operating results, including the steps identified in the recently announced new business model, the downsizing of La Grange Foundry and additional cost reduction efforts related to improving control of our manufacturing process," continued Mr. Armstrong.

     On June 19, 2002, the Company announced a new business model, consisting of these key components:

1)       Narrow the customer focus to industrial manufacturers.
2)       Narrow the product focus to complex and highly engineered castings.
3)       Grow through value-added business, such as machining and assembly.
4)       Increase utilization of casting design and simulation technology.
5)       Provide a new customer service through ACC Global, a recently formed division devoted to foreign sourcing of castings for customers seeking lower cost global suppliers.

     "Consistent with our new business model, and to reduce debt, the Company is currently marketing for sale its Kramer International, G&C Foundry and Canada
Alloy subsidiaries," continued Mr. Armstrong. "In addition, on September 16,
2002, the Company announced the downsizing of La Grange Foundry to a pattern repair, maintenance and storage facility," said Mr. Armstrong.

     "We continue to work on a restructuring of our debt, with the help of some experienced financial advisors," said Mr. Armstrong. "To date, our lenders have continued to work with us. Obviously, we must improve earnings," continued Mr.
Armstrong.

     "We are now narrowing our focus to industrial markets and to more complex, higher margin products. Five operations have been closed, one is being downsized, two have been sold and three are currently being marketed," continued
Mr. Armstrong. "The result will be a smaller company with a refined strategy and a clearer focus," concluded Mr. Armstrong.

     ACC produces iron, steel and non-ferrous castings for a wide variety of equipment, capital goods and consumer markets.

     This press release contains forward-looking statements that involve risks and uncertainties. Such statements include the Company's expectations as to future performance and contingent obligations. Among the factors that could cause actual results to differ materially from the forward looking statements are the following: the results of the litigation with Deloitte and Touche LLP, the re-audit of any financial statements, costs of closing foundries, the results of the liquidation of the Company's wholly-owned subsidiary Fonderie
d'Autun, the amount of any claims made against Fonderie d'Autun's prior owner which are the subject of certain guarantees, business conditions and

                          ATCHISON CASTING CORPORATION
     400 SOUTH FOURTH STREET o P.O. BOX 188o ATCHISON, KANSAS 66002-0188 o
                       (913)367-2121 o FAX (913)367-2155

the state of the general economy in Europe and the US, particularly the capital goods industry, the strength of the U.S. dollar, British pound sterling and the
Euro, interest rates, the Company's ability to renegotiate or refinance its lending arrangements, utility rates, the availability of labor, the successful conclusion of union contract negotiations, the results of any litigation arising out of the accident at Jahn Foundry, results of any litigation or regulatory proceedings arising from the accounting irregularities at the Pennsylvania
Foundry Group, the competitive environment in the casting industry and changes in laws and regulations that govern the Company's business, particularly environmental regulations.

                          ATCHISON CASTING CORPORATION
     400 SOUTH FOURTH STREET o P.O. BOX 188o ATCHISON, KANSAS 66002-0188 o
                       (913)367-2121 o FAX (913)367-2155

                  ATCHISON CASTING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In Thousands, Except Share Data)

                                Three Months Ended        Year Ended
                                     June 30,              June 30,
                            2002           2001         2002            2001
                        ------------   ------------   ----------   ------------
                        (unaudited)    (unaudited)                 (unaudited)

NET SALES                   $88,890       $106,209     $388,240       $428,150

COST OF GOODS SOLD           87,481         98,438      365,328        400,289

                        ------------   ------------   ----------   -------------
GROSS PROFIT                  1,409          7,771       22,912         27,861

OPERATING EXPENSES:

Selling, general and          8,268         10,244       37,919         44,172
administrative

Impairment and                9,229         18,139        9,229         18,139
restructuring charges

Amortization of                 288            (58)           4           (255)
intangibles

Other income, net                 -              -            -        (10,920)

                        ------------   ------------   ----------   -------------
Total operating              17,785         28,325       47,152         51,136
expenses

                        ------------   ------------   ----------   -------------
OPERATING LOSS              (16,376)       (20,554)     (24,240)       (23,275)

INTEREST EXPENSE              2,513          2,797       10,848         11,329

MINORITY INTEREST IN
   NET LOSS OF                  (14)          (187)         (52)           (57)
   SUBSIDIARIES
                        ------------   ------------   ----------   -------------
LOSS BEFORE INCOME
  TAXES AND CUMULATIVE
  EFFECT OF A CHANGE IN     (18,875)       (23,164)     (35,036)       (34,547)
  IN ACCOUNTING PRICIPLE

INCOME TAX EXPENSE             (262)         4,807       (6,956)         1,892
(BENEFIT)               ------------   ------------   ----------   -------------

LOSS BEFORE CUMULATIVE
  EFFECT OF A CHANGE        (18,613)       (27,971)     (28,080)       (36,439)
  IN ACCOUNTING PRICIPLE

CUMULATIVE EFFECT ON
  PRIOR YEARS OF A CHANGE
  IN ACCOUNTING FOR
  DERIVATIVE FINANCIAL
  INSTRUMENTS, NET OF
  $364 TAX BENEFIT                -              -            -           (546)

                        ------------   ------------   ----------   -------------
NET LOSS                   ($18,613)      ($27,971)    ($28,080)      ($36,985)
                        ============   ============   ==========   =============

LOSS PER SHARE -
BASIC AND DILUTED:

LOSS PER SHARE BEFORE
  CUMULATIVE EFFECT OF
  A CHANGE IN ACCOUNTING
  PRINCIPLE                  ($2.41)        ($3.64)      ($3.64)        ($4.74)

  CUMULATIVE EFFECT OF A
  CHANGE IN ACCOUNTING
  FOR DERIVATIVE
  FINANCIAL INSTRUMENTS           -              -            -          (0.07)

                        ------------   ------------   ----------   -------------
  NET LOSS PER SHARE         ($2.41)        ($3.64)      ($3.64)        ($4.81)
                        ============   ============   ==========   =============

WEIGHTED AVERAGE NUMBER
  OF SHARES USED IN
  CALCULATION:

    BASIC                 7,723,031      7,689,347    7,716,479      7,685,339
                        ============   ============   ==========    ============

    DILUTED               7,723,031      7,689,347    7,716,479      7,685,339
                        ============   ============   ==========    ============

* Based on the Company's current tax position, no income tax benefits were recorded in connection with the losses in the United States and Europe.